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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported): January 22, 2004





                                  A.S.V., INC.
             (Exact name of registrant as specified in its charter)


          Minnesota                      0-25620                 41-1459569
(State or other jurisdiction     (Commission file number)     (I.R.S. Employer
      of incorporation)                                      Identification No.)



                  840 Lily Lane, Grand Rapids, Minnesota 55744
                    (Address of principal executive offices)


       Registrant's telephone number, including area code: (218) 327-3434





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Item 7.           Financial Statements and Exhibits.
                  ---------------------------------

                  c.           Exhibits

                  Exhibit      Description of Exhibit
                  -------      ----------------------

                  99           Press release dated January 22, 2004

Item 9.           Regulation FD Disclosure.
                  ------------------------

                  On January 22, 2004, A.S.V., Inc. ("ASV") issued a press release disclosing that it had repurchased the warrant held by Caterpillar Inc. ("Caterpillar") at $.88 per share, or approximately $7.2 million, plus 500,000 shares of ASV Common Stock. Following this transaction, Caterpillar owns 3,140,069 shares, or 24.9%, of the 12,619,700 outstanding common shares of ASV. By repurchasing the remaining warrant held by Caterpillar, ASV has eliminated potential future dilution that would have resulted if the warrant remained outstanding. This elimination of future dilution is expected to increase ASV's anticipated diluted earnings per share for 2004 from the previously announced range of $.85-1.05 to a new anticipated range of $.95-1.17. The purchase of the warrant removes Caterpillar's opportunity to acquire majority ownership through the exercise of the warrant. Should it choose to, Caterpillar can increase its ownership in ASV by purchasing shares on the open market.

                  For additional information, see the press release included as
                  Exhibit 99 hereto.

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 SIGNATURE

             Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  January 22, 2004



                                              A.S.V., Inc.


                                              By: /s/ Gary Lemke
                                                  ------------------------------
                                                  Its:  President
                                                        ------------------------





                                  EXHIBIT INDEX


          Exhibit     Description of Exhibit
          -------     ----------------------

             99       Press release dated January 22, 2004